Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR, SUBJECT TO CERTAIN EXCEPTIONS SPECIFIED HEREIN, AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

Warrant No. [__]	Date of Issuance: May 24, 2024

P3 HEALTH PARTNERS INC.

Pre-Funded Warrant

P3 Health Partners Inc. (the “Company”), for value received, hereby certifies that [●], or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 6 below), up to [●] shares of Class A Common Stock, par value $0.0001 per share (the “Shares”) of the Company, at an exercise price per Share equal to $0.0001 (as adjusted for subdivisions, combinations, distributions, recapitalizations and like transactions with respect to the Shares). The Shares issuable upon exercise of this Pre-Funded Warrant (this “Warrant”) and the exercise price per Share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Exercise Price,” respectively.

This Warrant is issued pursuant to, and is subject to the terms and conditions of, that certain Securities Purchase Agreement, among the Company, the Registered Holder and the other parties thereto, dated as of May 22, 2024, as may be amended from time to time (the “Securities Purchase Agreement”).

1.                  Number of Shares. Subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled, upon surrender of this Warrant, to purchase from the Company up to [●] Shares.

2.                  Exercise.

(a)                  Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant with the purchase/exercise notice in the form appended hereto as Exhibit A (the “Purchase/Exercise Notice”) duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the aggregate Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise (the “Purchase Price”). The Purchase Price may be paid by cash, check or wire transfer to the Registered Holder.

(b)                  Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares to be represented by such certificates.

(c)                  Net Issue Exercise.

(i)                  In lieu of exercising this Warrant in the manner provided above in Section 2(a), the Registered Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the Purchase/Exercise Notice duly executed by such Registered Holder or such Registered Holder’s duly authorized attorney, in which event the Company shall issue to such Registered Holder a number of Warrant Shares computed using the following formula:

X =	Y (A - B)
A

Where                  X = The number of Warrant Shares to be issued to the Registered Holder.

Y = The number of Warrant Shares purchasable under this Warrant (at the date of such calculation).

A = the VWAP on the Trading Day immediately preceding the date of such election.

B = The Exercise Price (as adjusted to the date of such calculation).

(ii)                 The “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Shares are then listed on The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or the New York Stock Exchange (such market, the “Trading Market”), the daily volume-weighted average price of the Shares for such date (or the nearest preceding date) on the Trading Market as reported by Bloomberg Financial L.P. (based on a “Trading Day” from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) the volume-weighted average price of the Shares for such date (or the nearest preceding date) on the OTC Bulletin Board; (iii) if the Shares are not then listed on a Trading Market or quoted on the OTC Bulletin Board and if prices for the Shares are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Shares so reported; or (iv) in all other cases, the fair market value of a Share as determined by a good faith determination of the Company’s Board of Directors.

(d)                  Delivery to Registered Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within two (2) Trading Days thereafter, the Company at its expense shall:

(i)                  either (1) deliver the Warrant Shares issuable upon such exercise in book-entry form through the facilities of The Depositary Trust Company at the Company’s expense to the Holder or its designee, or (2) execute and deliver to the Holder a certificate or certificates representing the aggregate number of Warrant Shares issuable upon such exercise registered in the name of the Holder or its designee and, unless otherwise specified in such notice, one certificate representing the aggregate number of Warrant Shares issued upon such exercise shall be so delivered, and

(ii)                  in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor and with the same date, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment thereof) to the number of such Shares called for on the face of this Warrant minus the number of such Shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) or 2(c) above (without giving effect to any adjustment thereof).

(e)                  Limitation on Exercise.

(i)                  [Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Registered Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect or immediately prior to such exercise, would result in (i) the aggregate number of Shares and shares of Class V Common Stock of the Company (the “Class V Shares” and, together with the Shares, the “Common Shares”) beneficially owned by the Registered Holder, its Affiliates and any other Persons whose beneficial ownership of Common Shares would be aggregated with the Registered Holder’s for purposes of Section 13(d) of the Exchange Act exceeding 49.99% (the “Maximum Percentage”) of the total number of issued and outstanding Common Shares following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Registered Holder and its Affiliates and any other Persons whose beneficial ownership of Common Shares would be aggregated with the Registered Holder’s for purposes of Section 13(d) of the Exchange Act exceeding 49.99% of the combined voting power of all of the securities of the Company then outstanding following such exercise. For purposes of this Warrant, in determining the number of outstanding Common Shares or voting power of the Company, the Registered Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the Commission prior to the date hereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of Common Shares or the aggregate voting power outstanding. Upon the written request of the Registered Holder, the Company shall within three (3) Trading Days confirm in writing or by electronic mail to the Registered Holder the number of Common Shares or aggregate voting power then outstanding. In any case, the number of outstanding Common Shares and aggregate voting power shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Registered Holder since the date as of which such number of outstanding Common Shares or aggregate voting power was reported. For purposes of this Section 2(e)(i), the aggregate number of Common Shares or voting securities beneficially owned by the Registered Holder and its Affiliates and any other Persons whose beneficial ownership of Common Shares or voting power would be aggregated with the Registered Holder’s for purposes of Section 13(d) of the Exchange Act shall include the Common Shares issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares or voting power which would be issuable upon (x) exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Registered Holder and (y) exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Shares, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares), is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Registered Holder or any of its Affiliates and other Persons whose beneficial ownership of Common Shares would be aggregated with the Registered Holder’s for purposes of Section 13(d) of the Exchange Act. This Section 2(e)(i) shall not restrict the number of Common Shares which a Registered Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Registered Holder may receive in the event of an automatic or deemed exercise contemplated in Section 6 of this Warrant.]1/ [Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Registered Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect or immediately prior to such exercise, would result in (i) the aggregate number of Shares and shares of Class V Common Stock of the Company (the “Class V Shares” and, together with the Shares, the “Common Shares”) beneficially owned by the Registered Holder, its Affiliates and any other Persons whose beneficial ownership of Common Shares would be aggregated with the Registered Holder’s for purposes of Section 13(d) of the Exchange Act exceeding [4.99][9.99]% (the “Maximum Percentage”) of the total number of issued and outstanding Common Shares following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Registered Holder and its Affiliates and any other Persons whose beneficial ownership of Common Shares would be aggregated with the Registered Holder’s for purposes of Section 13(d) of the Exchange Act exceeding [4.99][9.99]% of the combined voting power of all of the securities of the Company then outstanding following such exercise. For purposes of this Warrant, in determining the number of outstanding Common Shares or voting power of the Company, the Registered Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the Commission prior to the date hereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of Common Shares or the aggregate voting power outstanding. Upon the written request of the Registered Holder, the Company shall within three (3) Trading Days confirm in writing or by electronic mail to the Registered Holder the number of Common Shares or aggregate voting power then outstanding. In any case, the number of outstanding Common Shares and aggregate voting power shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Registered Holder since the date as of which such number of outstanding Common Shares or aggregate voting power was reported. [By written notice to the Company, the Registered Holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified not in excess of 19.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.] For purposes of this Section 2(e)(i), the aggregate number of Common Shares or voting securities beneficially owned by the Registered Holder and its Affiliates and any other Persons whose beneficial ownership of Common Shares or voting power would be aggregated with the Registered Holder’s for purposes of Section 13(d) of the Exchange Act shall include the Common Shares issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares or voting power which would be issuable upon (x) exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Registered Holder and (y) exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Shares, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares), is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Registered Holder or any of its Affiliates and other Persons whose beneficial ownership of Common Shares would be aggregated with the Registered Holder’s for purposes of Section 13(d) of the Exchange Act. This Section 2(e)(i) shall not restrict the number of Common Shares which a Registered Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Registered Holder may receive in the event of an automatic or deemed exercise contemplated in Section 6 of this Warrant.]2

1 Insert solely in CPF warrant(s).

2 Insert for investors that request a blocker at 4.99%/9.99%.

(ii)                  Notwithstanding anything to the contrary herein, Shares may not be issued pursuant to this Warrant and this Warrant shall not be exercisable for Shares, to the extent that the issuance of the Warrant or the issuance of Shares upon exercise thereof be impermissible without shareholder approval pursuant to the Nasdaq Listing Rules. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

3.                  Adjustments.

(a)                  Subdivision and Dividends. If outstanding Shares shall be subdivided into a greater number of Shares or a dividend in Shares shall be paid in respect of Shares, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding Shares shall be combined into a smaller number of Shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b)                  Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

(c)                  Other Action Affecting Shares. In case at any time or from time to time the Company shall take any action of the type contemplated in Section 3(a) or Section 3(b) hereof but not expressly provided for by such provisions, then, unless in the opinion of the Company’s Board of Directors such action will not have an adverse effect upon the rights of the Registered Holder (taking into consideration, if necessary, any prior actions which the Company’s Board of Directors deemed not to materially adversely affect the rights of the Registered Holder), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be adjusted in such manner and at such time as the Company’s Board of Directors may in good faith determine to be equitable in the circumstances.

(d)                  Adjustment Certificate. When any adjustment is required to be made in the Warrant Shares or the Exercise Price pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

4.                  No Avoidance. The Company will not, by amendment of its charter, bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation, the adjustments required under Section 3 hereof. Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company will take all such action as may be necessary or appropriate so that the Company may validly and legally issue Shares upon the exercise of this Warrant.

5.                  Transfers.

(a)                  Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Share issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration of this Warrant or such Warrant Shares under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration not required under the Securities Act. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect. Notwithstanding the transfer restrictions set forth in the preceding sentences of this Section 5(a), the Registered Holder may assign this Warrant (for no consideration) or any or all of its rights and interests hereunder, in the absence of registration or qualification of such securities and any opinion of counsel as contemplated in clauses (i) and (ii) above, to one or more of its affiliates, provided that such transferee shall agree to be bound by the terms and conditions of this Warrant as a Registered Holder hereunder.

(b)                  Transferability. Subject to the provisions of Sections 5(a) and 8(f) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c)                  Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

6.                  Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the consummation of (i) a sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or (ii) any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of and the proceeds thereof are paid to then-existing stockholders of the Company (the “Expiration Date”). Notwithstanding anything to the contrary herein, if (1) the Registered Holder has not exercised this Warrant in full prior to the Expiration Date and (2) the fair market value of one Warrant Share on the Expiration Date exceeds the Exercise Price, this Warrant shall be deemed to be exercised by the Registered Holder pursuant to Section 2(c) above immediately prior to termination of this Warrant on the Expiration Date.

7.                  Notices of Certain Transactions. In case:

(a)                  the Company shall set a record date for all holders of its Shares (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(b)                  of any capital reorganization of the Company, any reclassification of the stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

(c)                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the record date for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or offering is to take place, and the time, if any is to be fixed, as of which the holders of record of Shares (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or offering) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice. The Registered Holder agrees that it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena.

8.                  Representations and Warranties of Registered Holder. The Registered Holder represents and warrants to the Company as follows:

(a)                  Purchase for Own Account. This Warrant and the Warrant Shares (collectively, the “Securities”) to be acquired by the Registered Holder will be acquired for investment for the Registered Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act and the Registered Holder has no present intention of selling or engaging in any public distribution of the same. The Registered Holder also represents that the Registered Holder has not been formed for the specific purpose of acquiring the Securities.

(b)                  Disclosure of Information. The Registered Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of the Securities. The Registered Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Registered Holder or to which the Registered Holder has access.

(c)                  Investment Experience. The Registered Holder understands that the purchase of the Securities involves substantial risk. The Registered Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Registered Holder can bear the economic risk of the Registered Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that the Registered Holder is capable of evaluating the merits and risks of its investment in the Securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Registered Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d)                  Accredited Investor Status. The Registered Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(e)                  The Securities Act. The Registered Holder understands that the Securities have not been registered under the Securities Act and are being issued in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Registered Holder’s investment intent as expressed herein. The Registered Holder understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Notwithstanding the foregoing, this Warrant the Warrant Shares issuable hereunder are entitled to the benefits of the Registration Rights Agreement entered into by the Company and the Registered Holder in connection with the Securities Purchase Agreement and the issuance of this Warrant.

(f)                  No Public Market. The Company has made no assurances that a public market will ever exist for the Warrant, nor has the Company made any assurances that a public market will continue to exist for the Warrant Shares.

9.                  Legends. The Warrant Shares issued upon exercise of this Warrant shall be imprinted with a legend in substantially the following form (together with any other legends required by applicable law or the Company’s Certificate of Incorporation):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR, SUBJECT TO CERTAIN EXCEPTIONS SPECIFIED HEREIN, AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT;

provided, however, that the above legend shall not be imprinted, or may be subsequently removed at the request of the Registered Holder, in the event the Warrant Shares are (a) sold pursuant to an effective registration statement under the Securities Act or (b) they shall have otherwise been transferred (including pursuant to Rule 144 under the Securities Act), and are no longer subject to transfer restrictions under any federal securities laws and do not bear any legend restricting further transfer, or (c) are freely saleable without condition pursuant to Rule 144.

10.                  Reservation of Shares. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

11.                  Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Shares called for on the face or faces of the Warrant or Warrants so surrendered.

12.                  Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

13.                  No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

14.              No Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. In lieu of any fractional Shares which would otherwise be issuable, the Company shall, at the Company’s option, round up to the next whole Share, or pay cash equal to the product of such fraction multiplied by the fair market value of one Share on the date of exercise, as determined in good faith by the Company’s Board of Directors.

15.                  Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the holders of at least fifty percent (50%) of the Shares issuable upon exercise of outstanding warrants issued pursuant to the Securities Purchase Agreement. By acceptance hereof, the Registered Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Registered Holder.

16.                  Headings. The headings in this Warrant are used for convenience only and are not to be considered in construing or interpreting any provision of this Warrant.

17.                  Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

18.                  Successors and Assigns. Unless otherwise provided in this Warrant, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

19.                  Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

20.                  Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

21.                  Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.

22.                  Notices. Unless otherwise provided herein, any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, or as subsequently modified by written notice.

[Signature Pages Follow]

The parties have executed this Pre-Funded Warrant as of the date first written above.

COMPANY:

P3 HEALTH PARTNERS INC.

By:
Name:	Aric Coffman, M.D.
Title:	Chief Executive Officer

Address: 2370 Corporate Circle, Suite 300, Henderson, NV 89074

[Signature Page to Pre-Funded Warrant]

AGREED TO AND ACCEPTED:

REGISTERED HOLDER:

[NAME]

By:
Name:
Title:

Address:

[Signature Page to Pre-Funded Warrant]

EXHIBIT A

PURCHASE/EXERCISE NOTICE FORM

To: P3 Health Partners Inc.	Dated: [__]

The undersigned, pursuant to the provisions set forth in the attached Warrant No. [__], hereby irrevocably elects to (choose one):

___	(a) purchase _____ Shares covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for such Shares at the price per Share provided for in such Warrant, or

___	(b) exercise such Warrant for _______ Shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(c) of such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 8 of the Warrant and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Warrant, provided that the term “Registered Holder” shall refer to the undersigned.

Signature:

Name (print):

Title (if applicable):

Company (if applicable):

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of Shares covered thereby set forth below, unto:

Name of Assignee	Address/Facsimile Number	No. of Shares

Dated:	Signature:

Witness: